EXHIBIT 99-1


         NEWS RELEASE             NEWS RELEASE             NEWS RELEASE

FROM: NU-Telecom                  FOR RELEASE: Immediate
      27 N. Minnesota
      New Ulm, MN 56073           CONTACT:  Bill Otis
      Tele. 507-354-4111                    NU-Telecom
                                            507-354-4111
                                            E-mail: billotis@nu-telcom.net


                    NEW ULM TELECOM, INC. AGREES TO ACQUIRE
                AN INTEREST IN HECTOR COMMUNICATIONS CORPORATION

NEW ULM, MINN., (JUNE 27, 2006) - New Ulm Telecom, Inc. (OTCBB:NULM) today announced that it had agreed to acquire a one-third interest in Hector Communications Corporation (Hector) through a recently formed corporation, Hector Acquisition Corporation, to be owned equally by New Ulm Telecom, Inc., Blue Earth Valley Communications, Inc. and Arvig Enterprises, Inc. Completion of the transaction is subject to the approval of the shareholders of Hector Communications Corporation as well as the satisfaction of other conditions including state and federal regulatory approvals and the completion of Alltel Corporation's acquisition of Midwest Wireless Holdings, L.L.C. announced in November 2005. New Ulm and Hector are both members of Midwest Wireless Holdings, L.L.C. A separate announcement describing the transaction in greater detail was made today by Hector Communications Corporation.

Bill Otis, President and Chief Executive Officer of New Ulm Telecom, Inc. stated that: "This acquisition will allow New Ulm and its partners to complement their current operations and will provide future operational growth for New Ulm Telecom, Inc."

New Ulm Telecom, Inc. is a telecommunications provider serving rural communities in Minnesota and Iowa. At March 31, 2006, the Company served approximately 16,700 telephone access lines, 4,800 cable television subscribers and 5,400 Internet customers.

Statements in this press release that are not historical, including statements regarding consummation of the proposed stock purchase described herein, are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties include the risk that closing conditions may not be satisfied or waived as well as other risks and uncertainties set forth in New Ulm Telecom, Inc.'s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission. New Ulm Telecom, Inc. disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.